                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant [ ]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                              ALBERTSON'S, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ---------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ---------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ---------------------------------------------------------------------
     (5)  Total fee paid:

          ---------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ---------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:

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     (3)  Filing Party:

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     (4)  Date Filed:

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

                                                                            LOGO

ALBERTSON'S, INC.
250 PARKCENTER BOULEVARD
P.O. BOX 20
BOISE, IDAHO 83726
--------------------------------------------------------------------------------

                                                       April 19, 1999

Dear Fellow Stockholder:

It is our pleasure to invite you to attend the 1999 Annual Meeting of Stockholders. This year's Annual Meeting will be held on Friday, May 28, 1999, at 10:00 a.m., Mountain Daylight Time, in the Eyries Room at the Boise Centre on the Grove, 850 Front Street, Boise, Idaho.

Information about the business of the meeting and the nominees for election as members of the Board of Directors is set forth in the Notice of Meeting and the Proxy Statement on the following pages. This year you are asked to elect directors and to ratify the appointment of independent auditors for the fiscal year ending February 3, 2000. In addition, one stockholder proposal, which is opposed by your Board of Directors, may be presented for consideration and voting.

It is important that your shares be represented at the meeting. Accordingly, whether or not you plan to attend the meeting, we urge you to vote.

We look forward to personally greeting those stockholders able to attend.

                                           Very truly yours,

                                           ALBERTSON'S, INC.

                                           Gary G. Michael
                                           Chairman of the Board
                                           and Chief Executive Officer

TABLE OF CONTENTS                                                           LOGO

--------------------------------------------------------------------------------

                                                              PAGE
------------------------------------------------------------------
Notice of Annual Meeting of Stockholders                        1
------------------------------------------------------------------
Proxy Statement                                                 2
------------------------------------------------------------------
  Voting Securities and Principal Holders Thereof               3
------------------------------------------------------------------
    Shares Beneficially Owned as of March 15, 1999              3
------------------------------------------------------------------
    Beneficial Ownership of Albertson's Common Stock by
     Directors to be Appointed
      Upon the American Stores Merger as of March 15, 1999      6
------------------------------------------------------------------
  Election of Directors (Proposal 1)                            7
------------------------------------------------------------------
    Nominees for Election as Class I Directors                  8
------------------------------------------------------------------
    Nominee for Election as Class II Director                   9
------------------------------------------------------------------
    Nominees for Election as Class I Directors
      (If the Merger takes place prior to the date of the
     meeting)                                                  10
------------------------------------------------------------------
    Nominee for Election as Class III Director
      (If the Merger takes place prior to the date of the
     meeting)                                                  10
------------------------------------------------------------------
    Continuing Class II Directors                              11
------------------------------------------------------------------
    To Be Continuing Class II Directors
      (If the Merger takes place prior to the date of the
     meeting)                                                  12
------------------------------------------------------------------
    Continuing Class III Directors                             12
------------------------------------------------------------------
    To Be Continuing Class III Director
      (If the Merger takes place prior to the date of the
     meeting)                                                  14
------------------------------------------------------------------
    Director Emeritus                                          14
------------------------------------------------------------------
    Certain Transactions                                       15
------------------------------------------------------------------
    Committees and Meetings of the Board of Directors          16
------------------------------------------------------------------
    Directors' Fees                                            18
------------------------------------------------------------------
  Compensation of Executive Officers                           19
------------------------------------------------------------------
    Summary Compensation Table                                 19
------------------------------------------------------------------
    Aggregated Option Exercises in Last Fiscal Year and
     Fiscal Year-End Option Values                             20
------------------------------------------------------------------
    Retirement Benefits                                        20
------------------------------------------------------------------
    Pension Plan Table                                         21
------------------------------------------------------------------
    Compensation Committee Report                              22
------------------------------------------------------------------
    Performance Graph                                          24
------------------------------------------------------------------
  Ratification of Appointment of Independent Auditors
    (Proposal 2)                                               25
------------------------------------------------------------------
  Stockholder Proposal (Proposal 3)                            25
------------------------------------------------------------------
    Board of Directors' Statement in Opposition                26
------------------------------------------------------------------
  Other Matters                                                27
------------------------------------------------------------------
  Deadline for Receipt of Stockholders' Proposals              27
------------------------------------------------------------------

                            FREE PARKING FOR MEETING

For three hours of free parking at the Bannock Garage, Eastman Garage, Capital Terrace Garage, Grove Street Garage, Boulevard Garage (under The Grove Hotel) and surface parking areas as indicated on the map below, your admittance badge for the Meeting will include a validation sticker. Handicap parking is available as indicated on the map. Parking is not available at Boise Centre on the Grove.

                          [MAP OF PARKING FOR MEETING]

Downtown Boise is undergoing increased construction. Please come early to find the closest available parking.

Free shuttle service will be available from the 11th and Front Street parking lot and the Bannock Garage beginning at 9:00 a.m. Shuttle service to the same areas will resume after the meeting is adjourned.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

MAY 28, 1999, AT BOISE, IDAHO
                                                                            LOGO

--------------------------------------------------------------------------------

TO THE STOCKHOLDERS OF ALBERTSON'S, INC.:

The Annual Meeting of Stockholders of Albertson's, Inc., a Delaware corporation (the "Company"), will be held on Friday, May 28, 1999, at 10:00 a.m., Mountain Daylight Time, in the Eyries Room at the Boise Centre on the Grove, 850 Front Street, Boise, Idaho, for the following purposes:

(1) To elect five Class I directors to hold office for three years and one Class II director to hold office for one year and, if the merger in which American Stores Company becomes a wholly-owned subsidiary of the Company (the "American Stores Merger") takes place before the date of the Annual Meeting, to elect two additional Class I directors to hold office for three years and one Class III director to hold office for two years.

(2) To ratify the appointment of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending February 3, 2000;

(3) To consider and act upon, if properly presented, one proposal submitted by a single stockholder and opposed by the Board of Directors; and

(4) To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

All of the above matters are more fully described in the accompanying Proxy Statement.

Stockholders of record at the close of business on April 8, 1999 will be entitled to notice of, and to vote at, the meeting.

All stockholders are cordially invited to attend the meeting in person. WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE VOTE in one of these ways: (1) USE THE TOLL-FREE TELEPHONE NUMBER shown on the proxy card which is available 24 hours a day (this call is free in the United States); (2) VISIT THE INTERNET SITE identified on your proxy card to vote via the Internet; OR (3) MARK, SIGN, DATE AND PROMPTLY RETURN the enclosed PROXY CARD in the postage-paid envelope (if mailed in the United States) enclosed for your convenience.

If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions from the holder of record that you must follow in order for your shares to be voted. Telephone and Internet voting may also be offered to stockholders owning stock through certain banks and brokers.

Any stockholder of record attending the meeting may vote in person even if that stockholder previously voted. If you plan to attend the meeting and your shares are held in the name of a broker or other nominee, please bring a statement or letter from the broker or nominee confirming your ownership of shares.

                                         By Order of the Board of Directors
                                         /s/Kaye L. O'Riordan
                                         Kaye L. O'Riordan
                                         Vice President and Corporate Secretary

                                         April 19, 1999

                YOUR COPY OF THE COMPANY'S ANNUAL REPORT FOR THE
                FISCAL YEAR ENDED JANUARY 28, 1999 IS ENCLOSED.

PROXY STATEMENT

--------------------------------------------------------------------------------

This Proxy Statement and the accompanying proxy card, which are being mailed to stockholders on or about April 19, 1999, are furnished in connection with the solicitation of proxies by the Board of Directors of Albertson's, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held on May 28, 1999, including any adjournments or postponements thereof.

The Annual Meeting is called for the purposes stated in the accompanying Notice of Meeting. All stockholders of record of the Company's common stock as of the close of business on April 8, 1999 are entitled to vote at the meeting. As of that date, there were 245,835,950 shares of common stock outstanding. On each matter coming before the meeting, a stockholder is entitled to one vote for each share of stock held of record as of the record date. Because the American Stores Merger was not completed prior to the record date for the Annual Meeting, holders of Albertson's common stock received in that merger will not be entitled to vote at the Annual Meeting even if the merger is completed prior to the meeting.

All shares that have been properly voted -- whether by telephone, Internet or mail -- and not revoked will be voted at the meeting in accordance with your instructions. If you sign your proxy card but do not give voting instructions, the shares represented by that proxy card will be voted as recommended by the Board of Directors.

Proxies may be revoked at any time before they are voted at the meeting by (1) written notice to the Secretary of the Company which is received prior to the meeting at 250 Parkcenter Boulevard, P.O. Box 20, Boise, Idaho 83726; (2) timely delivery -- whether by telephone, Internet or mail -- of a valid, later-dated proxy; or (3) voting by ballot at the meeting.

This solicitation is made on behalf of the Board of Directors and all expenses of this solicitation will be paid by the Company. Initial solicitations will be made by mail. However, in order to assure sufficient representation, some directors, officers or regular employees of the Company may solicit proxies in person or by telephone, facsimile or telegram without special compensation. Also, to assist in the solicitation of proxies, the Company has engaged Georgeson and Company, Inc. for a fee estimated not to exceed $25,000 plus reimbursement of expenses. In addition, arrangements have been made with brokerage houses and other custodians to send proxy cards and proxy solicitation material to their principals, and the Company will reimburse such brokerage houses and custodians for their expenses in doing so.

Under Delaware law and the Company's Restated Certificate of Incorporation, if a quorum is present at the meeting (i) there will be an election of directors and, if they receive a plurality of the votes cast in the election of directors, the nine nominees will be elected (if the American Stores Merger has taken place prior to the meeting) or the six nominees will be elected (if the merger has not taken place prior to the meeting); and (ii) proposal 2 and the stockholder proposal, if properly brought before the meeting, will be adopted if approved by the affirmative vote of a majority of the shares present in person or by proxy and entitled to vote on the matter. With regard to the election of directors, abstentions and broker non-votes will be disregarded and will have no effect on the outcome of the vote. With regard to proposal 2 and the stockholder proposal, if properly brought before the meeting, and other matters that may properly come before the meeting, abstentions will be counted and will have the same effect as a vote against the matter, and broker non-votes will be disregarded and will have no effect on the outcome of the vote.

A complete list of the stockholders entitled to vote at the meeting will be open to the examination of any stockholder, for any purpose germane to the meeting, at 250 Parkcenter Boulevard, Boise, Idaho, during ordinary business hours for the ten-day period ending immediately prior to the date of the meeting.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

--------------------------------------------------------------------------------

                                                                            LOGO

The following table shows the persons (including any group deemed a "person" under Section 13(d)(3) of the Securities Exchange Act of 1934) known to the Company who beneficially own more than 5% of the Company's common stock. It also shows beneficial ownership for each director, for each nominee for director, for each executive officer named in the Summary Compensation Table and for the executive officers and directors as a group (except for the directors to be appointed upon the American Stores Merger whose stock ownership is set forth in a separate table following this one).

               SHARES BENEFICIALLY OWNED AS OF MARCH 15, 1999(1)
--------------------------------------------------------------------------------

                    NAME (AND ADDRESS                      NUMBER OF SHARES
                     FOR BENEFICIAL                          BENEFICIALLY                    PERCENT
                     OWNERS OVER 5%)                           OWNED(2)                    OF CLASS(3)
------------------------------------------------------------------------------------------------------
American Stores Company(4)...............................     48,800,000                      19.84%
  299 South Main Street
  Salt Lake City, Utah 84111
Markus Stiftung(5).......................................     29,152,800                      11.85%
  Timmasper Weg
  2353 Nortorf
  Federal Republic of Germany
J.A. and Kathryn Albertson...............................     20,222,446                       8.22%
  Foundation, Inc.(6)
  501 Baybrook Court,
  P.O. Box 70002
  Boise, ID 83707-0102
Kathryn Albertson........................................          6,000(7)                       +
A. Gary Ames.............................................         13,000(7)                       +
Cecil D. Andrus..........................................         12,100(7)                       +
John B. Carley...........................................        517,755                          +
Paul I. Corddry..........................................         18,000(7)                       +
John B. Fery.............................................         25,285(7)                       +
Clark A. Johnson.........................................         22,850                          +
Richard L. King..........................................         29,931(8,9,10)                  +
Charles D. Lein..........................................         29,825(7)                       +
Gary G. Michael..........................................        250,305(8,10)                    +
Beatriz Rivera...........................................          8,000(7)                       +
J.B. Scott...............................................      6,009,600(7,11)()               2.44%
Thomas L. Stevens, Jr....................................          4,500(7)                       +
Will M. Storey...........................................         13,000(7)                       +
Steven D. Symms..........................................          9,502(7)                       +
Thomas J. Wilford........................................      6,125,704(11,12)                2.49%
Carl W. Pennington.......................................        217,935(8,9,10)                  +
Ronald D. Walk...........................................        289,336(8,10)                    +
All directors (including
  nominees) and all executive
  officers as a group (37)...............................      8,325,413(7,8,9,10,11,12)       3.38%
------------------------------------------------------------------------------------------------------

+ Indicates that the percentage of shares beneficially owned does not exceed one percent of the Company's common stock.

(1) Beneficial ownership is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934. Shares are considered to be "beneficially"

--------------------------------------------------------------------------------

owned if the person has the sole or shared power to vote or direct the voting of the securities or the sole or shared power to dispose of or direct the disposition of the securities. A person is also considered to be the beneficial owner of shares if that person has the right to acquire beneficial ownership of the shares within 60 days following March 15, 1999.

(2) Each director, nominee for director and executive officer disclaims beneficial ownership of any shares owned by his or her spouse, children or grandchildren and by trusts for which such person, whether or not the director or officer is a trustee or co-trustee thereof.

(3) If calculated by treating the outstanding stock of American Stores Company ("American Stores") (276,684,724 shares) as of March 15, 1999 as being converted in the American Stores Merger at the ratio of 0.63 share of the Company's common stock for each share of the common stock of American Stores, then the percentages of beneficial ownership would be: American Stores Company (not applicable since the option will terminate upon the American Stores Merger); Markus Stiftung 6.94%; J.A. and Kathryn Albertson Foundation, Inc. 4.81%; J.B. Scott 1.43%; Thomas J. Wilford 1.46%; and all directors, nominees (including the stock ownership as of March 15, 1999 of the appointees upon the American Stores Merger from the table on page 6) and executive officers as a group (43) 2.40%. All other percentages remain less than one percent.

(4) In connection with the American Stores Merger, the Company and American Stores entered into a stock option agreement (the "Albertson's Stock Option Agreement"), pursuant to which the Company granted American Stores an option (the "Albertson's Option") to purchase, pursuant to the terms and conditions thereof, up to 48.8 million shares of the Company's common stock at a price of $48 per share (subject to adjustment as provided in the Albertson's Stock Option Agreement). The Albertson's Stock Option Agreement provides that American Stores may exercise the Albertson's Option, in whole or in part, at any time or from time to time following the occurrence of a Triggering Event and prior to the expiration of the Albertson's Option (which is generally 120 days after the Triggering Event). A "Triggering Event" occurs if American Stores becomes entitled to receive a termination fee from the Company pursuant to the merger agreement relating to the American Stores Merger.

(5) According to a Schedule 13D filed with the Securities and Exchange Commission on or about January 18, 1990, Mr. Theo Albrecht is also a beneficial owner of these shares. Mr. Albrecht's address is the same as that of Markus Stiftung. On February 15, 1980, the Company entered into an agreement with Theo Albrecht Stiftung, the name of which was changed to Markus Stiftung on April 22, 1988, relating to its ownership of the Company's voting securities. As amended on April 11, 1984, September 25, 1989 and December 5, 1994, this agreement provides that until February 14, 2000 (subject to earlier termination under certain limited circumstances), (i) Markus Stiftung will not acquire or permit its affiliates to acquire any additional shares of the Company's common stock or any other voting securities of the Company if such acquisition would cause it or its affiliates to own directly or indirectly more than 14% of the Company's outstanding voting securities; provided that, if the number of outstanding voting securities is reduced for any reason, including purchases by the Company of its voting securities, Markus Stiftung will not be required to dispose of any of its holdings of voting securities even if such reduction in outstanding voting securities results in Markus Stiftung owning in excess of 14% of the outstanding voting securities, and (ii) the Company has a right of first refusal with respect to the voting securities of the Company held by Markus Stiftung if it desires to dispose of such securities. This agreement also restricts the manner in which the voting securities of the Company may be sold by Markus Stiftung in the event the Company does not elect to exercise such right of first refusal.

(6) The Chairman of the Board of the J.A. and Kathryn Albertson Foundation, Inc. (the "Foundation") is J.B. Scott. Thomas J. Wilford is President and a director and Kathryn Albertson is a Vice President and a director of the Foundation. Cecil D. Andrus is a director of the Foundation.

On May 21, 1997, the Company and the Foundation entered into an agreement (the "Foundation Agreement") giving the Company certain rights of first refusal regarding the common stock of the Company held by the Foundation (the "Foundation Stock") should the Foundation wish to sell the Foundation Stock.

The Foundation Agreement provides that in the event the Foundation proposes to transfer (other than through charitable donations) any of the Foundation Stock, the Company will be given notice and an opportunity to purchase such Foundation Stock for a specified period at a price that is approximately 96% of the then market price and upon terms set forth in the notice. Should the Company decline to exercise its option to purchase all of such Foundation Stock offered for sale within the specified period, the Foundation may sell such Foundation Stock within 45 days on terms and at a price equivalent to or exceeding that offered to the Company.

                                                                            LOGO

--------------------------------------------------------------------------------

The Foundation may make charitable donations of up to 5% of the common stock held by the Foundation each year, provided that each donee of Foundation Stock must agree to (i) offer to sell to the Company at a price that is approximately 96% of the then market price all of the Foundation Stock received as a charitable donation and (ii) sell all of such Foundation Stock on the open market within 30 days following receipt of the charitable donation if the Company does not accept the offer.

Except as summarized above, the Foundation Agreement does not in any respect deprive the Foundation of the rights of ownership of the Foundation Stock, including unrestricted voting rights and the right to receive and retain all cash and stock dividends.

(7) Includes 3,000 shares in the case of Steven D. Symms; 3,300 shares in the case of Thomas L. Stevens, Jr.; 4,000 shares in the case of Beatriz Rivera; 6,000 shares each in the case of Kathryn Albertson and J.B. Scott, and 8,000 shares each in the case of the remaining indicated directors (70,300 shares total) not held of record on March 15, 1999, but which could have been acquired within 60 days thereafter under the Company's 1995 Stock Option Plan for Non-Employee Directors.

(8) Includes shares credited to the Albertson's Employees' Tax Deferred Savings Plan accounts and to the Employee Stock Ownership Plan accounts of the individuals named and all executive officers as a group.

(9) Includes a total of 139,750 shares not held of record on March 15, 1999, but which could have been acquired within 60 days thereafter under the Company's 1982 Incentive Stock Option Plan, 1986 Nonqualified Stock Option Plan and 1995 Stock-Based Incentive Plan by certain executive officers. Of these shares, 7,000 shares under the Company's 1986 Nonqualified Stock Option Plan could have been acquired within 60 days thereafter by Richard L. King; and 30,000 shares under the Company's 1986 Nonqualified Stock Option Plan and 25,000 shares under the Company's 1995 Stock-Based Incentive Plan could have been acquired within 60 days thereafter by Carl W. Pennington. Includes 17,523 shares as to which certain directors and executive officers included in all directors and executive officers as a group have sole voting and investment power but which are held for minor children and relatives and as to which they disclaim any other beneficial interest. None of these shares could have been acquired by or are held by any of the named individuals.

(10) Does not include a total of 1,301,700 shares not held of record on March 15, 1999, but which will vest and become exercisable upon the consummation of the American Stores Merger (which may occur within 60 days of March 15, 1999) under the Company's 1982 Incentive Stock Option Plan, 1986 Nonqualified Stock Option Plan and 1995 Stock-Based Incentive Plan by the executive officers. Of these shares, 182,000 shares will vest for Gary G. Michael; 170,000 shares will vest for Richard L. King; 35,000 shares will vest for Carl W. Pennington; and 57,500 shares will vest for Ronald D. Walk.

(11) Includes 6,003,600 shares held by Alscott Limited Partnership #1 of which Alscott, Inc., an Idaho corporation, is the general partner and J.B. Scott and Thomas J. Wilford are limited partners. J.B. Scott is the Chairman of the Board of and has a majority interest in Alscott, Inc., and Thomas J. Wilford is the President and a director of Alscott, Inc.

(12) Includes 37,304 shares held by a family trust for the benefit of descendants of Kathryn Albertson of which Thomas J. Wilford is the trustee and 84,800 shares held by family trusts for the benefit of the children of J.B. Scott of which Thomas J. Wilford is one of the trustees. Mr. Wilford disclaims beneficial ownership of these shares.

--------------------------------------------------------------------------------

 BENEFICIAL OWNERSHIP OF ALBERTSON'S COMMON STOCK BY DIRECTORS TO BE APPOINTED
              UPON THE AMERICAN STORES MERGER AS OF MARCH 15, 1999

                                  NUMBER OF SHARES
           NAME              BENEFICIALLY OWNED(1, 2, 3)
           ----              ---------------------------
Pamela G. Bailey...........               3,824
Teresa Beck................             381,417(4)
Henry I. Bryant............              10,892
Fernando R. Gumucio........              18,653
Victor L. Lund.............           1,303,075(4)
Arthur K. Smith............              32,633

(1) These individuals do not own any common stock of the Company, except Pamela
G. Bailey who owns 900 shares of the Company's common stock. The amounts of shares beneficially owned were calculated by converting the common stock of American Stores owned by these individuals on March 15, 1999 into common stock of the Company at the merger conversion ratio of 0.63 share of the Company's common stock for each share of common stock of American Stores. The percent of shares beneficially owned by each individual does not exceed one percent of the Company's common stock after giving effect to the American Stores Merger.

(2) Includes, pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, shares as to which sole or shared voting power or dispositive power is possessed. Also includes a total of 957,852 shares (calculated as set forth in footnote (1) above) not held of record on March 15, 1999, but which could be acquired within 60 days thereafter under American Stores' stock options. Of these shares, 308,070 shares could be acquired by Ms. Beck; 648,270 shares could be acquired by Mr. Lund; and 378 shares could be acquired by each of Pamela G. Bailey, Henry I. Bryant, Fernando R. Gumucio and Arthur K. Smith.

Each of these individuals had the right (an "LSAR"), during a period of up to 60 days after the occurrence of a change of control (defined as the date of the meeting at which the American Stores stockholders voted to approve the American Stores Merger which occurred on November 12, 1998), but prior to the consummation of the American Stores Merger, to elect to surrender all or part of the stock options described in this footnote in exchange for shares of the Company's common stock having a value equal to the excess of the change in control price (defined as the higher of (i) the highest reported sales price of American Stores stock during the 60-day period ending on November 11, 1998 which was $33.875 or (ii) the price paid to stockholders in the American Stores Merger) over the exercise price of the options. Ms. Beck and Mr. Lund each exercised the LSAR and none of the other individuals exercised the LSAR. The shares of Company common stock payable to Ms. Beck and Mr. Lund due to their exercise of the LSAR will be deliverable upon the American Stores Merger.

(3) Does not include a total of 219,996 shares (calculated as set forth in footnote (1) above) not held of record on March 15, 1999, but which will vest upon the consummation of the American Stores Merger (which may occur within 60 days of March 15, 1999) under American Stores' stock options. Of these shares, 69,930 shares will vest for Teresa Beck; 145,530 shares will vest for Victor L. Lund; and 1,134 shares will vest for each of Pamela G. Bailey, Henry I. Bryant, Fernando R. Gumucio and Arthur K. Smith.

Each of these individuals has the right (an "LSAR"), during an exercise period of up to 60 days after the occurrence of a change of control (defined as the date upon which regulatory approval of the American Stores Merger is obtained), but prior to the consummation of the American Stores Merger, to elect to surrender all or part of the stock options described in this footnote in exchange for shares of the Company's common stock having a value equal to the excess of the change of control price (defined as the higher of (i) the highest reported sales price of American Stores stock during the 60-day period ending on the day before the date that regulatory approval of the American Stores Merger is obtained or (ii) the price paid to stockholders in the American Stores Merger) over the exercise price of the options, subject to adjustment if the exercise period is less than 60 days. The shares of Company common stock payable upon the exercise of the LSAR will be deliverable upon the American Stores Merger.

(4) Includes a total of 7,492 shares (calculated as set forth in footnote (1) above) not held of record on March 15, 1999, but which were issued on April 1, 1999 under the American Stores Company 1998 Key Management Performance Incentive Plan to Mr. Lund: 4,921 shares and to Ms. Beck: 2,571 shares.

                                                                            LOGO

--------------------------------------------------------------------------------

ELECTION OF DIRECTORS

(PROPOSAL 1)

--------------------------------------------------------------------------------

The Board of Directors is divided into three classes, each serving for a three-year term. Classes I and III currently consist of five directors each and Class II currently consists of four directors. All the directors in one class stand for election each year.

The Board of Directors has nominated the following candidates to stand for election as Class I directors, all of whom are nominated for terms expiring in 2002, are now directors of the Company and have each previously been elected by the stockholders: Clark A. Johnson, Charles D. Lein, Gary G. Michael, Thomas L. Stevens, Jr. and Steven D. Symms. In addition, the Board of Directors has nominated Thomas J. Wilford to stand for election as a Class II director for a term expiring in 2000. Mr. Wilford is not currently a director and has not been previously elected by the stockholders. Except as otherwise specified in any proxy, the proxies will be voted for the election of all these nominees.

Upon the consummation of the American Stores Merger pursuant to the merger agreement, the following individuals who are currently directors of American Stores Company will be appointed to the Board of Directors: Pamela G. Bailey, Henry I. Bryant, Fernando R. Gumucio, Victor L. Lund and Arthur K. Smith. Teresa Beck, currently the President of American Stores Company, will also be appointed to the Board of Directors.

If the American Stores Merger takes place before the date of the meeting, Fernando R. Gumucio and Arthur K. Smith, currently directors of American Stores Company, will be nominated to stand for election as Class I directors for terms expiring in 2002, and Teresa Beck will be nominated to stand for election as a Class III director for a term expiring in 2001. Except as otherwise specified in any proxy, the proxies will be voted for the election of all these nominees, provided that the American Stores Merger takes place before the date of the meeting.

The Board of Directors is informed that each of the nine nominees has consented to being named in this Proxy Statement as a nominee for director and to serve as a director if elected; however, if for any reason any of the nominees becomes unavailable for election, proxies will be voted as directed by the Board of Directors. It is not anticipated that any nominee will become unavailable for election.

Information as to the nominees (including those individuals who will be nominated if the American Stores Merger takes place before the date of the meeting), as to directors who will be appointed to Classes II and III upon consummation of the American Stores Merger (provided that this merger takes place before the date of the meeting) and as to each other director whose term will continue after the meeting is given on pages 8 - 14. Unless otherwise indicated, the nominees have been engaged in the same principal occupation for the past five years. Directors' ages are as of March 15, 1999.

--------------------------------------------------------------------------------

NOMINEES FOR ELECTION AS CLASS I DIRECTORS
TERM EXPIRING IN 2002
--------------------------------------------------------------------------------

CLARK A. JOHNSON

Director
since 1989

Age 67
Served as Chairman of the Board of Pier 1 Imports, Inc., a retailer of imported goods, until his retirement in 1999, and Chief Executive Officer until 1998. Mr. Johnson is a director of Heritage Media Corporation, InterTan, Inc. and Metromedia International Group. Chairman of the Compensation Committee and member of the Executive and Outside Directors' Committees.

--------------------------------------------------------------------------------

CHARLES D. LEIN

Director
since 1975

Age 57
President and Chief Operating Officer of Stuller Settings, Inc., a jewelry manufacturing and wholesaling company, and its subsidiaries, Stuller Service Centers, Inc., Stuller Thailand Limited, Stuller Israel Diamonds Limited and Stuller Manufacturing, Inc., since January 1994. Formerly Chairman of the Board, President and Chief Executive Officer of Black Hills Jewelry Manufacturing Co. from 1982 to 1993. President, University of South Dakota from 1977 to 1982 and Dean of the College of Business, Boise State University from 1973 to 1977. Mr. Lein is a director of Stuller Settings, Inc. and Bank One, Lafayette Region. Member of the Compensation, Grantor Trust and Outside Directors' Committees.

--------------------------------------------------------------------------------

GARY G. MICHAEL

Director
since 1979

Age 58
Chairman of the Board and Chief Executive Officer of the Company. Mr. Michael is the Chairman of the Board of Directors of the Federal Reserve Bank of San Francisco and a director of Boise Cascade Corporation and Questar Corporation. Chairman of the Non-Employee Directors' Deferred Compensation Committee and member of the Executive Committee.

--------------------------------------------------------------------------------

                                                                            LOGO

--------------------------------------------------------------------------------

THOMAS L. STEVENS, JR.

Director
since 1996
Age 65
Served as President, Los Angeles Trade-Technical College (LATTC) until his retirement in 1996. Mr. Stevens was a member of the Board of Directors of the Federal Reserve Bank of San Francisco, Los Angeles Branch until his retirement from LATTC. He is the Chairman of the Board of the Achievement Council and the Los Angeles Opportunities Industrialization Center, Inc. Mr. Stevens is the former Chairman and current member of the Executive Committee of Goodwill Industries of Southern California and is a director of the Braille Institute. Member of the Audit, Compensation and Outside Directors' Committees.

--------------------------------------------------------------------------------

STEVEN D. SYMMS

Director
since 1993

Age 60
President of Symms, Lehn & Associates, Inc., a consulting firm, since January 1993. Elected United States Senator from the State of Idaho in 1980 and served until January 1993. Vice President and Secretary of Boise Air Service, Inc. since 1983. Mr. Symms is a Director of Symms, Lehn & Associates, Inc., Boise Air Service, Inc. and PanAmerican Capital Group, Inc. Member of the Audit, Grantor Trust and Outside Directors' Committees.

--------------------------------------------------------------------------------

NOMINEE FOR ELECTION AS CLASS II DIRECTOR

TERM EXPIRING IN 2000
--------------------------------------------------------------------------------

THOMAS J. WILFORD

Age 56
President and a director of Alscott, Inc., real estate and other investments, since April 1997 and President and a director of the J.A. and Kathryn Albertson Foundation, Inc., focusing on education within Idaho, since 1997. Secretary-Treasurer and a director of Alscott, Inc. and the J.A. and Kathryn Albertson Foundation, Inc. from 1993 to 1997. Managing Partner of the Anchorage, Alaska office of Ernst & Young LLP from 1986 to 1993 and Managing Partner of the Boise office of Ernst & Young LLP from 1978 to 1986.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

NOMINEES FOR ELECTION AS CLASS I DIRECTORS

TERM EXPIRING IN 2002
(IF THE MERGER TAKES PLACE PRIOR TO THE DATE OF THE MEETING)
--------------------------------------------------------------------------------

FERNANDO R. GUMUCIO

Will become a director of the Company upon consummation of the Merger
Age 64
Owner and President of The Lafayette Group, a management consulting company, since 1993. Formerly Chairman of the Board and Chief Executive Officer of Del Monte USA from 1987 to 1988 and its President from 1984 to 1987. Mr. Gumucio is a director of Basic Vegetable Products Corporation and has served as a director of American Stores Company since 1991.

--------------------------------------------------------------------------------

ARTHUR K. SMITH

Will become a director of the Company upon consummation of the Merger

Age 61
Chancellor of the University of Houston System and President of the University of Houston main campus since April 1997. Formerly President of the University of Utah from August 1991 through March 1997. Mr. Smith is a director of Shell Exploration and Production Company, a subsidiary of Shell Oil Company, and has served as a director of American Stores Company since 1992.

--------------------------------------------------------------------------------

NOMINEE FOR ELECTION AS CLASS III DIRECTOR

TERM EXPIRING IN 2001
(IF THE MERGER TAKES PLACE PRIOR TO THE DATE OF THE MEETING)
--------------------------------------------------------------------------------

TERESA BECK
Will become a director of the Company upon consummation of the Merger

Age 44
President of American Stores Company since March 1998. Formerly Chief Financial Officer from March 1995 to March 1998, and Executive Vice President and Chief Financial Officer from June 1994 to March 1995. Ms. Beck is a director of Textron Inc.

--------------------------------------------------------------------------------

                                                                          [LOGO]

--------------------------------------------------------------------------------

CONTINUING CLASS II DIRECTORS

TERM EXPIRING IN 2000
--------------------------------------------------------------------------------

A. GARY AMES

Director
since 1988

Age 54
President and Chief Executive Officer, MediaOne International (formerly U S West International), a telecommunications company, since July 1995. President and Chief Executive Officer, U S West Communications from 1990 to 1995. Mr. Ames is a director of Flextech, Tektronix, Inc. and Telewest. Member of the Compensation, Nominating and Outside Directors' Committees.

--------------------------------------------------------------------------------

JOHN B. CARLEY

Director
since 1979
Age 65
Chairman of the Executive Committee of the Board of Directors, an officer position, until his retirement on January 28, 1999 and formerly President and Chief Operating Officer of the Company. Mr. Carley is a director of Boise Cascade Office Products Corporation, Idaho Power Company and AgriBeef Co. Chairman of the Executive Committee and member of the Outside Directors' Committee.

--------------------------------------------------------------------------------

PAUL I. CORDDRY

Director
since 1987
Age 62
Served as Senior Vice President, Europe, of H.J. Heinz Company, a worldwide provider of processed food products and services, until his retirement in 1992. Mr. Corddry is a director of Ameristar Casinos, Inc. Member of the Executive, Nominating and Outside Directors' Committees.

--------------------------------------------------------------------------------

BEATRIZ RIVERA

Director
since 1995
Age 48
Member of the Public Utilities Commission of the State of New Mexico until January 1, 1999. Formerly owner of Infiniti of Albuquerque, an automobile dealership, from 1990 to 1995. Ms. Rivera is a director of Greer Properties, Inc., a member of the Board of Trustees for the Tomas Rivera Policy Institute and El Rancho de las Golondrinas (Spanish Colonial Arts Museum) and a member of the International Women's Forum. Chairman of the Nominating Committee and member of the Audit and Outside Directors' Committees.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

TO BE CONTINUING CLASS II DIRECTORS

TERM EXPIRING IN 2000
(IF THE MERGER TAKES PLACE PRIOR TO THE DATE OF THE MEETING)
--------------------------------------------------------------------------------

PAMELA G. BAILEY

Will become a director of the Company upon consummation of the Merger
Age 50
Chief Executive Officer of The Healthcare Leadership Council since 1990. Formerly President of the National Committee for Quality Health Care from February 1987 to January 1997. Ms. Bailey has served as a director of American Stores Company since 1997.

--------------------------------------------------------------------------------

HENRY I. BRYANT

Will become a director of the Company upon consummation of the Merger

Age 56
Served as Managing Director in the Corporate Finance Unit of J.P. Morgan & Co. Incorporated, an investment banking firm, from August 1994 until his retirement on February 1, 1998. Formerly Managing Director of the Financial Institutions Group at J.P. Morgan from July 1992. Mr. Bryant has served as a director of American Stores Company since 1992.

--------------------------------------------------------------------------------
CONTINUING CLASS III DIRECTORS

TERM EXPIRING IN 2001
--------------------------------------------------------------------------------

CECIL D. ANDRUS

Director
since 1995

Age 67
Chairman of the Andrus Center for Public Policy, a public policy forum located at Boise State University dealing in natural resource issues, since January 1995 and of counsel to the Gallatin Group, a consulting firm, since February 1995. Elected Governor of the State of Idaho in 1987 and served until January 1995. Served as Secretary of the Interior in the Carter Administration from 1977 through 1980. Mr. Andrus is a director of Coeur d'Alene Mines Corporation, KeyCorp., PCS Learning Centers and the J.A. and Kathryn Albertson Foundation, Inc., focusing on education within Idaho. Chairman of the Grantor Trust Committee and member of the Nominating and Outside Directors' Committees.

--------------------------------------------------------------------------------

                                                                          [LOGO]

--------------------------------------------------------------------------------

JOHN B. FERY

Director
since 1974

Age 69
Served as Chairman of the Board of Boise Cascade Corporation, a timber and paper products company, until his retirement in 1995 and Chief Executive Officer from 1972 to 1994. Mr. Fery is a director of Hewlett-Packard Company and The Boeing Company. Chairman of the Outside Directors' Committee and member of the Executive and Grantor Trust Committees.

--------------------------------------------------------------------------------

RICHARD L. KING

Director
since 1998

Age 49
President and Chief Operating Officer of the Company since February 1996. Formerly Senior Vice President and Regional Manager of the Company from November 1994; Group Vice President, Merchandising of the Company from January 1994; and Vice President, Rocky Mountain Division of the Company from 1992. Mr. King is a director of T J International. Member of the Nominating and the Non-Employee Directors' Deferred Compensation Committees.

--------------------------------------------------------------------------------

J.B. SCOTT

Director
since 1993

Age 45
Chairman of the Board of Directors of Alscott, Inc., real estate and other investments, and Chairman of the Board and a director of the J.A. and Kathryn Albertson Foundation, Inc., focusing on education within Idaho. Grandson of Kathryn Albertson. Member of the Audit, Grantor Trust and Outside Directors' Committees.

--------------------------------------------------------------------------------

WILL M. STOREY

Director
since 1992

Age 67
Served as Executive Vice President and Chief Financial Officer, American President Companies, Inc., a provider of container transportation services, until his retirement in 1995. Chairman of the Audit Committee and member of the Compensation and Outside Directors' Committees.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

TO BE CONTINUING CLASS III DIRECTOR

TERM EXPIRING IN 2001
(IF THE MERGER TAKES PLACE PRIOR TO THE DATE OF THE MEETING)
--------------------------------------------------------------------------------

VICTOR L. LUND

Will become Vice Chairman of the Board of Directors of the Company upon consummation of the Merger

Age 51
Chairman of the Board of American Stores Company since June 1995 and Chief Executive Officer of American Stores Company from 1992 until the consummation of the Merger. President of American Stores Company from August 1992 to June 1995. Mr. Lund is a director of the Borders Group, Inc. and has served as a director of American Stores Company since 1992.

--------------------------------------------------------------------------------

DIRECTOR EMERITUS
--------------------------------------------------------------------------------

KATHRYN ALBERTSON

Age 90
The Board of Directors of the Company has designated Mrs. Kathryn Albertson as Director Emeritus of the Company for the rest of her life in recognition of her position as the widow of the Company's founder, J.A. Albertson, and her many years of service on the Board of Direc-tors. As Director Emeritus, Mrs. Albertson is entitled, but not required, to attend Board of Directors' meetings but will not vote at, or be counted in the quorum for, Board of Directors' meetings. Mrs. Albertson is a Vice President and a director of the J.A. and Kathryn Albertson Foundation, Inc., focusing on education within Idaho. Prior to 1997, she was President and a director of Alscott, Inc., real estate and other investments. She is the grandmother of J.B. Scott.

--------------------------------------------------------------------------------

                                                                          [LOGO]

--------------------------------------------------------------------------------

CERTAIN TRANSACTIONS

--------------------------------------------------------------------------------

During the fiscal year ended January 28, 1999, two store leases and two office space leases were held by Alscott Real Estate LLC, as landlord, and Albertson's, Inc. as tenant. Alscott Real Estate LLC is managed by Alscott, Inc., an Idaho corporation of which J.B. Scott, a director of the Company, is Chairman of the Board and has a majority ownership interest and of which Thomas J. Wilford, a nominee to the Board of Directors, is President and a director. One store was sold during the fiscal year. The term of the remaining store lease is for a period of 37 years with the expiration date of the primary term occurring in 2007. The office space leases are for a 20 year primary term and a 5 year primary term expiring in 2017 and 2004. The total rentals and common area maintenance fees paid by the Company under the leases to this landlord during the fiscal year ended January 28, 1999 were $842,919.

During the fiscal year ended January 28, 1999, one store lease was held by DSRG, Inc., as landlord, and Albertson's, Inc., as tenant. DSRG, Inc. is a real estate investment trust of which J.B. Scott and Thomas J. Wilford are directors and of which Alscott Limited Partnership owns over 10%. The general partner of Alscott Limited Partnership is Alscott, Inc., an Idaho corporation of which J. B. Scott is Chairman of the Board and has a majority ownership interest and Thomas J. Wilford is President and a director, and the limited partners include J.B. Scott and Thomas J. Wilford. The term of the store lease is for a period of 31 years with the expiration date occurring in 2030. The total rentals and common area maintenance fees paid by the Company under the lease to this landlord during the fiscal year ended January 28, 1999 were $120,485.

Steven D. Symms, a director of the Company, was a director of Symms Fruit Ranch, Inc. during the fiscal year ended January 28, 1999, during which period, the Company paid Symms Fruit Ranch $173,969 for food products purchased for resale in the Company's stores.

Richard Ogle, son-in-law of Warren E. McCain, a director of the Company during a portion of the fiscal year, is the owner of The Office Environment Company, an office supply company. During the fiscal year ended January 28, 1999, the Company paid $2,877,913 to The Office Environment Company for office furniture, equipment and supplies.

James Smith, brother-in-law of Richard J. Navarro, Senior Vice President and Controller of the Company and an executive officer of the Company during the fiscal year ended January 28, 1999, is the owner of Tynick Services, Inc., a retail and wholesale electronics distributor. During the fiscal year ended January 28, 1999, the Company paid $89,788 to Tynick Services, Inc. for electronics equipment.

Margene Norland, sister of Robert K. Banks, Senior Vice President, Real Estate and an executive officer of the Company during the fiscal year ended January 28, 1999, is the owner of Life Enhancement Services, a technology consulting firm. During the fiscal year ended January 28, 1999, the Company paid $61,336 to Life Enhancement Systems for consulting services.

William H. Emmons, Regional President and an executive officer of the Company during the fiscal year ended January 28, 1999, obtained a loan from the Company to assist in the purchase of a new residence due to his relocation by the Company. The highest aggregate amount of indebtedness during the fiscal year ended January 28, 1999 was $160,000 and the amount outstanding as of March 15, 1999 is $160,000. No interest is paid or charged on this loan.

In the opinion of management, all of the foregoing transactions were fair and reasonable and were entered into on terms not less favorable than could be obtained in transactions with responsible third parties.

On August 2, 1998 the Company entered into a Termination and Consulting Agreement with

--------------------------------------------------------------------------------

American Stores and Victor L. Lund (the "Consulting Agreement") in connection with the American Stores Merger. Mr. Lund is Chairman of the Board of American Stores. The Consulting Agreement provides that Mr. Lund will be appointed to the Board of Directors of the Company for a term or terms extending until the third annual meeting of the Company following the consummation of the American Stores Merger, and that while he is a member of such board, he will serve as its Vice Chairman. Mr. Lund has also agreed to provide specified consulting services of up to 1,000 hours to the Company and American Stores for one year following the termination of his employment upon consummation of the American Stores Merger, for a fee of $850,000. Similar to certain existing employment agreements that Mr. Lund has with American Stores, Mr. Lund and his wife will be provided under the Consulting Agreement with certain lifetime health coverage benefits and with additional cash payments if necessary to make them whole for any taxes imposed on such benefits. Instead of providing office space and operating services through October 31, 2012, as required by the existing employment agreements with American Stores, Mr. Lund will be paid $39,000 per year (adjusted for inflation) and will be provided specified secretarial services through that date, or until his earlier death. Upon termination of employment upon consummation of the American Stores Merger, Mr. Lund will receive title to his company-owned vehicle. During the one-year consulting term, Mr. Lund will receive fringe benefits (including expense reimbursement and transportation) consistent with the fringe benefits afforded to him immediately before the consummation of the American Stores Merger. Upon Mr. Lund's permanent disability or death, he or his estate, as applicable, will receive a lump sum payment of the consulting fee for the remainder of the one-year consulting term. Upon a termination of his consulting services for "cause," no further payments would be made. Mr. Lund will be subject to a noncompetition covenant while serving as a consultant or member of the Company's Board of Directors and to a confidentiality covenant. Mr. Lund will be indemnified by the Company and by American Stores with respect to his consulting services. As provided in the existing employment agreements with American Stores, Mr. Lund would be entitled to an additional payment for any excise tax on excess parachute payments to which he may be subject. The Company has agreed to guarantee all payments and benefits under the Consulting Agreement. The Consulting Agreement also acknowledges that the consummation of the American Stores Merger will permit Mr. Lund to terminate his employment and receive the severance benefits called for by the existing employment agreements with American Stores. The Consulting Agreement acknowledges that upon the termination of Mr. Lund's employment after the American Stores Merger, he will receive a cash lump sum payment equal to the sum of (i) his base salary to the extent not already paid; (ii) pro rata bonuses for the year of termination;
(iii) an amount in cash equal to three times his base salary and bonus amount (approximately $4.3 million); and (iv) a lump sum payment of the present value of his "Special Long-Range Retirement Plan" benefit which will have vested in full upon consummation of the American Stores Merger (approximately $11 million, based upon an assumed discount rate of 8.25%).

--------------------------------------------------------------------------------

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

--------------------------------------------------------------------------------

The Board of Directors held four regular meetings and four special meetings during the fiscal year ended January 28, 1999. All incumbent directors attended at least 75% of the total number of meetings of the Board of Directors and the committees of which they were members.

The Company has an Executive Committee, which is a standing committee of the Board of Directors, presently consisting of five members

                                                                            LOGO

--------------------------------------------------------------------------------

who are John B. Carley, Chairman, Paul I. Corddry, John B. Fery, Clark A. Johnson and Gary G. Michael. There was one meeting of the Executive Committee held during the last fiscal year. The Executive Committee was established to exercise the authority of the Board of Directors between meetings of the full Board subject to limitations under Delaware law.

The Company has an Audit Committee, which is a standing committee of the Board of Directors, presently consisting of five members who are Will M. Storey, Chairman, Beatriz Rivera, J.B. Scott, Thomas L. Stevens, Jr. and Steven D. Symms. Four meetings of the Audit Committee were held during the last fiscal year. The Audit Committee's responsibilities include: (i) reviewing the plan, scope and results of the independent audit and reporting to the full Board whether financial information is fairly presented and whether generally accepted accounting principles are followed; (ii) monitoring the internal accounting and financial functions of the Company to assure quality of staff and proper internal controls; and (iii) investigating conflicts of interest, compliance with ethical standards and compliance with laws and regulations.

The Company has a Compensation Committee, which is a standing committee of the Board of Directors, presently consisting of five members who are Clark A. Johnson, Chairman, A. Gary Ames, Charles D. Lein, Thomas L. Stevens, Jr. and Will M. Storey. Two meetings of the Compensation Committee were held during the last fiscal year. The Compensation Committee is responsible for reviewing salaries and bonuses paid to the officers appointed by the Board of Directors and certain other officers of the Company and for selecting key employees who are to receive stock option grants and determining the terms thereof.

The Company has a Nominating Committee, which is a standing committee of the Board of Directors, presently consisting of five members who are Beatriz Rivera, Chairman, A. Gary Ames, Cecil D. Andrus, Paul I. Corddry and Richard L. King. There were two meetings of the Nominating Committee held during the last fiscal year. The Nominating Committee is responsible for selecting nominees to fill Board vacancies and to replace retiring members of the Board. The Nominating Committee reviews possible nominees for membership on the Board of Directors, including any nominees recommended in good faith by a registered stockholder with the consent of the proposed nominee, and makes recommendations concerning nominees to the Board of Directors. Stockholders wishing to propose director candidates for consideration by the Nominating Committee may do so by writing to the Corporate Secretary of the Company, giving the candidate's name, biographical data and qualifications. In addition, the Company's By-Laws permit stockholders to make nominations for directors at a meeting of stockholders, but only if, among other things, timely written notice of an intent to make such a nomination is given to the Corporate Secretary of the Company. To be timely, such notice, except in certain circumstances, must be received by the Company not less than 120 days nor more than 150 days prior to the anniversary date of the proxy statement provided to stockholders in connection with the immediately preceding annual meeting of stockholders.

The Company has a Grantor Trust Committee, which is a special committee of the Board of Directors, presently consisting of five members who are Cecil D. Andrus, Chairman, John B. Fery, Charles D. Lein, J. B. Scott and Steven D. Symms, none of whom, with the exception of Cecil D. Andrus, has a financial interest in the deferred compensation plans and trusts established by the Company for its executives. Mr. Andrus is receiving payments of compensation deferred from his service as a Director from 1984 to 1987 and will abstain from any decisions made by the Grantor Trust Committee which would affect such payments. There were two meetings of the Grantor Trust Committee held during the last fiscal year. The Grantor Trust Committee was established to administer the Company's deferred compensation plans and pension benefit makeup plan for its executives and the trusts established to protect the benefits to be received under these plans.

--------------------------------------------------------------------------------

The Company has a Non-Employee Directors' Deferred Compensation Committee which is a special committee created to administer the Non-Employee Directors' Deferred Compensation Plan. The committee presently consists of two members who are Gary G. Michael, Chairman, and Richard L. King, neither of whom has a financial interest in this plan. The committee held no meetings during the last fiscal year.

In May 1998, the Company established the Outside Directors' Committee, which is a special committee, consisting of all of the non-employee directors of the Company, with John B. Fery as Chairman. The Outside Directors' Committee reviews the progress and performance of the Company on a periodic basis. There were two meetings of the Outside Directors' Committee held during the last fiscal year.

--------------------------------------------------------------------------------
DIRECTORS' FEES

--------------------------------------------------------------------------------

Directors who are employees of the Company do not receive additional compensation as directors. Directors who are not employees receive directors' fees of $30,000 per year plus $1,000 for each Board of Directors' meeting and each committee meeting attended.

Non-employee directors may elect to defer payment of their directors' fees into the Company's nonqualified deferred compensation plan for non-employee directors.

Pursuant to the Albertson's, Inc. 1995 Stock Option Plan for Non-Employee Directors which became effective on May 26, 1995, each non-employee director is granted an option on the first business day after each annual meeting of stockholders of the Company during the ten-year term of the Plan. Each such option entitles the holder thereof to purchase 2,000 shares of the common stock of the Company at the closing market price on the date of the grant and may be exercised for ten years from the date of grant, pursuant to the terms of the Plan.

As Director Emeritus, Kathryn Albertson receives an annual fee of $35,000 and does not receive any stock option grants.

                                                                            LOGO

--------------------------------------------------------------------------------

COMPENSATION OF EXECUTIVE OFFICERS
--------------------------------------------------------------------------------

The following table sets forth the compensation paid for each of the Company's last three fiscal years to (i) the Chief Executive Officer of the Company and
(ii) the four other most-highly compensated executive officers of the Company for the last completed fiscal year:

                           SUMMARY COMPENSATION TABLE

                                                                                                LONG-TERM
                                                                                               COMPENSATION
                                                                      ANNUAL                      AWARDS
                                                                   COMPENSATION                ------------
                                                      --------------------------------------    SECURITIES
                                                                              OTHER ANNUAL      UNDERLYING       ALL OTHER
                 NAME AND                    FISCAL   SALARY(1)   BONUS(1)   COMPENSATION(2)     OPTIONS      COMPENSATION(3)
            PRINCIPAL POSITION                YEAR       ($)        ($)            ($)             (#)              ($)
            ------------------               ------   ---------   --------   ---------------   ------------   ---------------
Gary G. Michael                               1998    $899,423    $756,800            --               0          $151,582
  Chairman of the Board and Chief             1997     750,000     351,000            --         100,000           135,892
    Executive Officer and a director          1996     750,000     292,500       $50,391               0           121,310
Richard L. King                               1998     499,808     378,400            --               0             3,162
  President and Chief Operating Officer       1997     450,000     195,000            --          50,000             2,275
    and a director                            1996     387,692     175,500            --          50,000             1,575
Carl W. Pennington                            1998     349,942     206,400            --               0            37,065
  Executive Vice President, Marketing         1997     335,000      91,000            --          25,000            30,696
                                              1996     326,692      87,100            --               0            24,901
Ronald D. Walk                                1998     349,942     180,600            --               0            32,462
  Executive Vice President,                   1997     335,000      91,000            --          25,000            26,586
    Retail Operations                         1996     326,692      87,100            --               0            21,430
John B. Carley(4)                             1998     500,000           0            --               0           144,858
  Chairman of the Executive Committee         1997     500,000           0            --               0           131,542
    of the Board and a director               1996     500,423           0            --               0           119,485

--------------------------------------------------------------------------------

(1) Includes amounts deferred by certain of the named executive officers pursuant to the Company's qualified and nonqualified deferred compensation programs.

(2) This column includes the value for income tax purposes of noncash personal benefits, except that amounts, which, when aggregated, did not exceed the lesser of $50,000 or 10% of compensation for any of the named executives are not included. The amount indicated for Mr. Michael for fiscal year 1996 includes $28,922 for the value of personal use of corporate aircraft.

(3) This column includes $22,000 in fiscal years 1998, 1997 and 1996 for each of Gary G. Michael and John B. Carley, which is a fixed annual amount, in addition to salary and bonus, contributed by the Company and deferred into the Company's nonqualified deferred compensation plans. The remaining amount consists of interest accrued at above-market rates (as defined by the rules of the Securities and Exchange Commission) on compensation deferred pursuant to the Company's nonqualified deferred compensation programs.

(4) Effective February 2, 1996, John B. Carley entered into an employment contract with the Company as Chairman of the Executive Committee of the Board of Directors for an annual salary of $500,000 for a period of three years, as well as all perquisites provided by the Company to senior executive officers and the annual $22,000 contribution to the Company's nonqualified deferred compensation plan for the three-year period which ended on January 28, 1999. No bonus was paid for services rendered during the three-year period.

--------------------------------------------------------------------------------

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR-END OPTION VALUES
--------------------------------------------------------------------------------

                                                                      NUMBER OF SECURITIES          VALUE+ OF UNEXERCISED
                                                                     UNDERLYING UNEXERCISED             IN-THE-MONEY
                                                                        OPTIONS AT FISCAL             OPTIONS AT FISCAL
                                                                            YEAR-END                      YEAR-END
                                        ACQUIRED ON     VALUE+     ---------------------------   ---------------------------
                                         EXERCISE      REALIZED    EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
                 NAME                       (#)          ($)           (#)            (#)            ($)            ($)
                 ----                   -----------   ----------   -----------   -------------   -----------   -------------
Gary G. Michael                           48,000      $1,988,000          0         182,000      $        0     $4,524,625
  Chairman of the Board and Chief
    Executive Officer and a director
Richard L. King                            1,600          79,500      7,000         170,000         288,938      4,422,250
  President and Chief Operating
    Officer and a director
Carl W. Pennington                             0               0     55,000          35,000       1,917,031      1,020,781
  Executive Vice President, Marketing
Ronald D. Walk                            10,000         338,125     22,500          57,500         648,125      1,841,563
  Executive Vice President, Retail
    Operations

--------------------------------------------------------------------------------

+ The dollar values are calculated by determining the difference between the closing price on the New York Stock Exchange Composite Tape for the Company's Common stock at exercise or at fiscal year-end (January 28, 1999) for exercisable and unexercisable options and the exercise price of the options.

RETIREMENT BENEFITS

The Company has adopted two defined benefit pension plans that cover certain salaried and hourly-paid employees of the Company, both of which are governed by the Employee Retirement Income Security Act of 1974 ("ERISA"). One plan covers eligible salaried employees of the Company and the other plan covers eligible hourly-paid employees. "Eligible" employees are those who complete at least 1,000 hours of service during the twelve-month period commencing with their date of hire or with any anniversary thereof, are age 21 or over and (with certain exceptions) are not covered by a collective bargaining agreement. The amount of benefit paid under the plans depends upon the credited years of service and the compensation level of the participant. The compensation used in determining the retirement benefit for the individuals named in the Summary Compensation Table consists of the employee's salary and deferred compensation and does not include bonus and noncash compensation.

The table on page 21 gives the estimated annual benefit payable upon retirement for participants in the salaried pension plan, including benefits payable under the Makeup Plan (as defined on page 21). The estimates assume normal retirement at age 62 for employees at specified compensation levels (based on average earnings for the highest five consecutive years of service out of the last ten years) with various years of service with the Company.

                                                                            LOGO

--------------------------------------------------------------------------------

                               PENSION PLAN TABLE
--------------------------------------------------------------------------------

                                      YEARS OF SERVICE
COMPENSATION   ---------------------------------------------------------------
   LEVEL          20         25         30         35         40         45
------------------------------------------------------------------------------
10$0,000...    $ 27,000   $ 33,750   $ 40,500   $ 47,250   $ 54,000   $ 60,750
200,000...       54,000     67,500     81,000     94,500    108,000    121,500
300,000...       81,000    101,250    121,500    141,750    162,000    182,250
400,000...      108,000    135,000    162,000    189,000    216,000    243,000
500,000...      135,000    168,750    202,500    236,250    270,000    303,750
600,000...      162,000    202,500    243,000    283,500    324,000    364,500
700,000...      189,000    236,250    283,500    330,750    378,000    425,250
800,000...      216,000    270,000    324,000    378,000    432,000    486,000

--------------------------------------------------------------------------------

As of January 28, 1999, the years of service credited to the executive officers listed in the Summary Compensation Table were: Mr. Michael, 33; Mr. Carley, 45; Mr. King, 33; Mr. Pennington, 35; and Mr. Walk, 37. Also as of such date, the covered compensation for the last fiscal year of these executive officers under the Company's pension plans was: Mr. Michael, $921,423; Mr. Carley, $522,000; Mr. King, $499,808; Mr. Pennington, $349,942; and Mr. Walk, $349,942.

The amounts presented in the pension table are single life annuities notwithstanding the availability of joint and survivor annuity provisions. The pension benefit is not subject to any deduction for social security or other offset amounts.

Retirement benefits otherwise available to key executives under the Company's qualified defined benefit plans have been limited by the effects of the Internal Revenue Code of 1986, as amended (the "Code"). For example, the maximum annual benefit under a qualified pension plan under the Code is limited to $130,000 (subject to certain exceptions). The Company has complied with this limitation to assure continuing qualification of its plans. To offset the loss of retirement benefits associated with tax law limitations, the Company adopted a nonqualified "makeup" benefit plan ("Makeup Plan") effective June 1, 1988. Benefits are provided under this plan for key employees equal to those that would otherwise be lost by such plan qualification limitations. The Makeup Plan was amended in 1990 to extend certain benefits to participants in the 1990 Deferred Compensation Plan. All amounts for any benefits accrued under the Makeup Plan are included in the figures in the Summary Compensation Table.

--------------------------------------------------------------------------------

COMPENSATION COMMITTEE REPORT

--------------------------------------------------------------------------------

The Compensation Committee of the Board of Directors (the "Committee") is comprised solely of directors who are not current or former employees of the Company. The Committee is responsible for establishing the compensation policy and administering the compensation programs for the Company's executive officers and other key employees. The Committee periodically engages independent compensation consultants to assist them in this process. In carrying out its duties, the Committee intends to make all reasonable attempts to comply with the requirements to exempt executive compensation from the $1 million deduction limitation under Section 162(m) of the Internal Revenue Code, unless the Committee determines that such compliance in given circumstances would not be in the best interests of the Company and its stockholders.

Several changes were made to the executive compensation program during the most recent fiscal year. The following discussion incorporates these changes.

COMPENSATION PHILOSOPHY

The compensation program for executive officers is designed to attract, motivate and retain talented executives who will strive to attain the Company's strategic and financial objectives, and thereby increase stockholder value. The principal elements of the program consist of base salary, short-term incentives under the annual bonus plan and long-term incentives in the form of stock option awards. The Company's philosophy is to position the aggregate of these elements at a level which is commensurate with the Company's size and performance relative to other leading wholesale and retail companies. The Committee periodically reviews the reasonableness of total compensation levels and mix using public information from comparator company proxy statements and survey information from credible third-party industry surveys.

BASE SALARY

The Committee annually reviews and approves base salaries for the Company's executive officers, considering the responsibilities of their positions, their individual performance and their competitive position relative to comparator companies and industry surveys. Salary increases, including increases due to promotions, for the most recent fiscal year were based on these criteria.

ANNUAL BONUS

Senior operations executive officers are eligible to receive annual incentive awards under a stockholder approved bonus program. Under the stockholder approved plan, threshold levels of pre-established performance goals must be attained before any awards are paid. For the most recent fiscal year, these performance goals were based on sales, earnings per share and return on asset goals.

Once the Committee has certified that the threshold performance goals are attained for senior operations executive officers, actual award payments for those officers and for the other executive officers are based on more aggressive performance goals, weighted to a greater extent on sales and diluted earnings per share goals and to a lesser extent on return on asset goals. For the most recent fiscal year, target award opportunities ranged from 60 to 80 percent of base salary, and the maximum award opportunity was 150 percent of the target award. A portion of the award may be further adjusted based on individual or subjective performance criteria. Based on overall Company performance for the most recent fiscal year, actual award payments averaged 86 percent of target award opportunities for the Company's executive officers named in the Summary Compensation Table.

                                                                            LOGO

--------------------------------------------------------------------------------

STOCK OPTIONS

Due to the Company's pending merger with American Stores Company, stock options were not granted to executive officers during the most recent fiscal year. In prior years, executive officers received periodic stock option awards under stockholder approved plans. Such options generally vested on a pro rata basis over five years beginning on the fifth anniversary of the award. For future years, the Committee intends to grant stock options on an annual basis according to pre-established grant guidelines that are intended to be competitive both individually and in the aggregate with the comparator companies.

CHIEF EXECUTIVE OFFICER

The Chief Executive Officer's compensation is comprised principally of base salary, annual bonus and stock option awards. In addition, the Chief Executive Officer receives an annual $22,000 contribution to the Company's nonqualified deferred compensation plan. Compensation levels and opportunities are established by the Committee in a manner generally consistent with that of the other executive officers. For the most recent fiscal year, the Committee established a base salary of $900,000 for the Chief Executive Officer, which represents an increase of $150,000 over the prior year. The Chief Executive Officer received an annual bonus payment of $756,800, which represents 86 percent of his target award opportunity of 80 percent of current base salary. The bonus payment was based on the Company's performance relative to the same pre-established performance criteria applicable to other executive officers. The Chief Executive Officer did not receive a stock option award during the most recent fiscal year, consistent with the treatment accorded other executive officers.

COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

Clark A.          Charles D. Lein
Johnson,          Thomas L. Stevens, Jr.
   Chairman       Will M. Storey
A. Gary Ames

--------------------------------------------------------------------------------

PERFORMANCE GRAPH

The following graph provides a comparison of the five-year cumulative total return* for the Standard & Poor's 500 Index, the Standard & Poor's Retail Store-Food Chains Index and the Company.

                                                                                                           S & P RETAIL (FOOD
                                                    ALBERTSON'S, INC.               S & P 500                    CHAINS)
                                                    -----------------               ---------              ------------------
'1/94'                                                   100.00                      100.00                      100.00
'1/95'                                                   113.00                      104.00                      114.00
'1/96'                                                   131.00                      141.00                      145.00
'1/97'                                                   137.00                      176.00                      161.00
'1/98'                                                   190.00                      224.00                      221.00
'1/99'                                                   246.00                      296.00                      319.00

* $100 invested on January 31, 1994 in stock or index, including reinvestment of dividends. Fiscal year ending January 31.

                                                                            LOGO

--------------------------------------------------------------------------------

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
(PROPOSAL 2)

--------------------------------------------------------------------------------

Upon the recommendation of its Audit Committee, the Board of Directors has reappointed Deloitte & Touche LLP as independent auditors for the fiscal year ending February 3, 2000, and is requesting ratification by the stockholders for such reappointment. Deloitte & Touche LLP has audited the financial statements of the Company for each fiscal year since 1967.

In the event this proposal is defeated, the adverse vote will be considered as a direction to the Board of Directors to select other auditors for the next fiscal year. However, because of the difficulty and expense of making any substitution of auditors after the beginning of a fiscal year, it is contemplated that the appointment for the 1999 fiscal year will be permitted to stand unless the Board of Directors finds other reasons for making a change.

Services to be performed by Deloitte & Touche LLP for the 1999 fiscal year will include, among other things, audit of annual financial statements, limited review of quarterly financial information, consultations in connection with various financial reporting, accounting and income tax matters and certain consulting services. Representatives of Deloitte & Touche LLP will attend the Annual Meeting and will have an opportunity to make a statement, if they desire to do so, and to respond to appropriate questions.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSAL 2.

--------------------------------------------------------------------------------
STOCKHOLDER PROPOSAL
(PROPOSAL 3)

--------------------------------------------------------------------------------

Gerald R. Armstrong, the holder of 1,914 shares of the Company's Common stock, whose address is 910 Fifteenth Street, No. 754, Denver, Colorado 80202-2924, has notified the Company that he intends to present the following resolution at the Annual Meeting. In accordance with applicable proxy regulations, the proposed resolution and supporting statement, for which the Board of Directors and the Company accept no responsibility, are set forth below.

STOCKHOLDER RESOLUTION:

Resolved: That the shareholders of ALBERTSON'S, INC., assembled in person and by proxy in an annual meeting, request that the Board of Directors take those steps necessary to cause annual elections for all directors by providing that at future elections in annual meetings, all directors be elected annually and not by classes as is now provided and that on the expiration of the present terms their subsequent elections shall also be on an annual basis.

STOCKHOLDER SUPPORTING STATEMENT:

Last year, 64,886,582 shares, or 33% of the shares represented in the annual meeting voted in favor of this proposal. In viewing the merger, the proponent believes greater accountability is essential. Our board has no proven record in handling such a complex transaction. Please reference the problems of the recent merger of Union Pacific and Southern Pacific.

For many of Albertson's most profitable years, one year terms were in place in the election of Directors when performance warranted re-election without the fears expressed by current management. Anti-takeover provisions are present which negate any need for three year terms.

Ameritech, Time-Warner, Lockheed-Martin, Campbell Soups, Atlantic Richfield, Pacific Enterprises, Westinghouse, and other corporations have replaced three year terms with the annual election of all directors.

--------------------------------------------------------------------------------

Occidental Petroleum Corporation stated in its 1997 proxy statement in support of replacing three year terms with one year terms for its directors:

"the current Board of Directors . . . . does recognize that under current views of corporate governance a classified board is believed to offer less protection against unfriendly takeover attempts than previously assumed while frustrating stockholders in their exercise of oversight of the board. The Board of Directors believes that the best interests of the stockholders are not currently served by maintaining a classified board . . . ."

These actions have increased shareholder voting rights by 300% -- and, at no cost to the shareholders.

At ALBERTSON'S, this procedure will allow shareholders an opportunity to register annually their reviews of the performance of the board collectively and of each director, individually. Concern that annual elections of all directors would leave ALBERTSON'S without experienced directors is unfounded.

If you agree, please vote FOR this proposal. If your proxy card is unmarked on this issue, your shares will be automatically voted "against" it.

--------------------------------------------------------------------------------

BOARD OF DIRECTORS' STATEMENT IN OPPOSITION

--------------------------------------------------------------------------------

Your Board of Directors recommends a vote AGAINST Proposal 3 for the following reasons:

Your Board of Directors believes that a classified board continues to serve the Company, you, the stockholders, and those with whom the Company does business by permitting all to rely on the consistency and continuity of corporate policy. At the same time, annual elections in which approximately one-third of the board is elected each year offer stockholders a regular opportunity to renew and reinvigorate corporate decision-making while maintaining the basic integrity of corporate policy from year-to-year for the benefit of all who rely on it.

A system of classified directors also benefits stockholders by making corporate takeovers by proxy contest more difficult. Since only approximately one-third of the Company's directorships are filled at any annual meeting of stockholders, it is impossible to elect an entire new board or even a majority of the board at a single meeting. Incumbent directors always represent a majority of the Board and are in a position to protect the interests of all stockholders.

The stockholders of the Company adopted the present system of classified directors at the 1980 Annual Meeting of Stockholders by a vote of 77% of the outstanding shares.

Our stockholders have consistently rejected a similar proposal for the past five years. While a stockholder has the right to submit this proposal again this year (and year after year, provided the proposal receives at least 10% of the vote), your Board of Directors believes that the reasons relied on by the Company in prior years remain persuasive and that the proposal should continue to be defeated by the stockholders.

FOR THE FOREGOING REASONS, YOUR BOARD OF DIRECTORS BELIEVES THAT THIS PROPOSAL IS NOT IN THE BEST INTERESTS OF THE COMPANY AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE AGAINST PROPOSAL 3.

                                                                            LOGO

--------------------------------------------------------------------------------

OTHER MATTERS

--------------------------------------------------------------------------------

The Company is not aware of any other matters to be submitted at the meeting. If any other matters properly come before the meeting, it is the intention of the proxy holders to vote the shares they represent as the Board of Directors may recommend.

--------------------------------------------------------------------------------

DEADLINE FOR RECEIPT OF STOCKHOLDERS' PROPOSALS

--------------------------------------------------------------------------------

Proposals by stockholders of the Company that are intended to be presented at the Company's 2000 Annual Meeting of Stockholders (whether or not intended for inclusion in the proxy statement and proxy card for that meeting) must be received by the Company no later than December 17, 1999. In order for a stockholder proposal to be eligible for inclusion in the proxy statement and proxy card for that meeting, the proposing stockholder must specifically request such inclusion in a timely submission of the proposal and satisfy the eligibility and procedural requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended.

                               [RECYCLED LOGO]

                          PRINTED ON RECYCLED PAPER

PROXY



                                     [LOGO]


         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

                                ALBERTSON'S, INC.

The undersigned hereby appoints Gary G. Michael and Richard L. King, and each of them, as proxies for the undersigned, each with full power of substitution, to represent the undersigned and to vote all shares of common stock of Albertson's, Inc. (the "Company") that the undersigned is entitled to vote in the manner indicated on the reverse side hereof, and with discretionary authority as to any other matters that may properly come before the Company's 1999 Annual Meeting of Stockholders to be held on Friday, May 28, 1999, and at any and all adjournments thereof, as set forth under the heading "Other Matters" in the accompanying Proxy Statement. If no other indication is made at the meeting, and at any and all adjournments thereof, the proxyholders will vote FOR (i) the election of director nominees and (ii) the ratification of the appointment of the independent auditors and will vote AGAINST proposal 3.

                     (PLEASE DATE AND SIGN ON REVERSE SIDE)



                            - FOLD AND DETACH HERE -



                                     [LOGO]

                         ANNUAL MEETING OF STOCKHOLDERS
                              FRIDAY, MAY 28, 1999
                                   10:00 A.M.
                            BOISE CENTRE ON THE GROVE
                                850 FRONT STREET
                                  BOISE, IDAHO

IF YOU PLAN TO ATTEND THE MEETING AND YOUR SHARES ARE HELD IN THE NAME OF A BROKER OR OTHER NOMINEE, PLEASE BRING A STATEMENT OR LETTER FROM THE BROKER OR NOMINEE CONFIRMING YOUR OWNERSHIP OF SHARES.

                                                    PLEASE MARK
                                                    YOUR VOTE           /X/
                                                    LIKE THIS




THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1.

1. ELECTION OF FIVE DIRECTORS TO CLASS I and one Director to Class II,
   Nominees:  01) Clark A. Johnson; 02) Charles D. Lein;
              03) Gary G. Michael; 04) Thomas L. Stevens, Jr.;
              05) Steven D. Symms; 06) Thomas J. Wilford


                                           WITHHOLD
                   FOR                    AUTHORITY
               ALL NOMINEES        TO VOTE FOR ALL NOMINEES
                   / /                      / /


IF THE MERGER OCCURS BEFORE THE DATE OF THE MEETING, ELECTION OF TWO ADDITIONAL DIRECTORS TO CLASS I: 07) Fernando R. Gumucio and 08) Arthur K. Smith AND ONE ADDITIONAL DIRECTOR TO CLASS III: 09) Teresa Beck

To withhold authority for any nominee, check the "FOR" all nominees box above and write that nominee's name on line below:

_______________________________________

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 2.


2. RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS


            FOR            AGAINST          ABSTAIN
            / /              / /              / /


THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST PROPOSAL 3.


3. STOCKHOLDER PROPOSAL TO DECLASSIFY THE BOARD OF DIRECTORS

            FOR            AGAINST          ABSTAIN
            / /              / /              / /


I hold additional accounts and do not wish to continue receiving duplicate copies of Albertson's material. Please discontinue mailings, other than my proxy, to this account.

                                             / /


I plan to attend Albertson's 1999 Annual Meeting of Stockholders.

                                             / /


THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND WILL BE VOTED AS DIRECTED THEREIN. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2 AND AGAINST PROPOSAL 3.




Signature(s)_______________________________ Dated:_____________________, 1999

THIS PROXY SHOULD BE SIGNED EXACTLY AS NAME APPEARS HEREON. Executors, administrators, trustees and so forth, should give full title as such. If the signatory is a corporation, please sign full corporate name by a duly authorized official. If a partnership, please sign in partnership name by an authorized party. If shares are held in multiple names, at least one must sign as an authorized party.


               - FOLD AND DETACH HERE AND READ THE REVERSE SIDE -

                          VOTE BY TELEPHONE OR INTERNET
                           QUICK ** EASY ** IMMEDIATE



         Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card in the enclosed envelope.



 VOTE BY PHONE:     CALL 1-800-840-1208 ON A TOUCH-TONE PHONE 24 HOURS A DAY.
                    THERE IS NO CHARGE TO YOU FOR THIS CALL. Telephone voting is available until 5:00 EDT on Thursday, May
                    27, 1999. You will be asked to enter your Control
                    Number (look below at right).

      OPTION A:     To vote as the Board of Directors recommends on all
                    matters, press 1. Then, when asked, you must confirm your vote by pressing 1 again.

      OPTION B:     If you choose to vote AGAINST or ABSTAIN on any
                    matter, press 0. You will hear these instructions for each item to be voted upon.

                    Item 1: To vote FOR, press 1; AGAINST, press 9;
                            ABSTAIN, press 0.

                    When asked, you must confirm your vote by pressing 1.


VOTE BY INTERNET: http://www.eproxy.com/abs/

There may be Internet charges (usage or server fees) that must be paid by the stockholder.

Please have this card handy when you call or log on to the Internet. You'll need it in front of you in order to complete the voting process.

              PLEASE DO NOT RETURN THE ABOVE PROXY CARD IF YOU VOTE
                            BY TELEPHONE OR INTERNET.
            FOR TELEPHONE OR INTERNET VOTING, YOUR CONTROL NUMBER IS: